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                                        Exhibit 99.3 to Form 8-K Current Report

STERLING BANCSHARES, INC.
SELECTED CONSOLIDATED FINANCIAL DATA - STERLING BANCSHARES, INC.

The selected consolidated financial data below summarizes historical consolidated financial information of the Company for the periods indicated and should be read in connection with the financial information included in the Company's 1996 Annual Report on Form 10-K for the year ended
December 31, 1996.

                                                               YEAR ENDED DECEMBER 31,
                                                   -----------------------------------------------
                                                    1996      1995      1994      1993      1992
                                                   -------   -------   -------   -------   -------
                                                    (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
SUMMARY OF INCOME:
Interest income..................................  $53,413   $46,734   $39,735   $27,231   $26,136
Interest expense.................................   16,727    14,557    11,140     7,301     8,699
Net interest income..............................   36,686    32,177    28,595    19,930    17,437
Provision for credit losses......................    2,113       919       921       856       808
Non-interest income..............................    7,964     7,536     7,135     4,424     3,690
Non-interest expense.............................   27,134    25,781    24,458    15,661    13,266
Income before income taxes.......................   15,403    13,013    10,351     7,837     7,053
Income taxes.....................................    4,749     4,147     3,200     2,474     2,274
Net income.......................................   10,654     8,866     7,151     5,363     4,779
PER SHARE DATA:(1)
Net income per share (fully diluted).............    $0.86     $0.73     $0.60     $0.45     $0.52
Book value per common share......................     4.97      4.22      3.38      3.09      3.58
Tangible book value per share....................     4.82      4.03      3.17      2.85      2.93
Weighted average common and common equivalent
  shares.........................................   12,340    12,117    11,883    11,824     9,248
BALANCE SHEET DATA:
Total assets..................................... $790,073  $647,349  $598,654  $553,196  $380,435
Loans, net of unearned discount..................  497,429   392,645   328,560   291,762   205,356
Allowance for credit losses......................    6,578     5,907     5,810     5,044     3,373
Investment securities............................  152,253   167,512   191,957   192,919   115,135
Deposits.........................................  717,413   574,724   538,335   481,677   337,631
Notes payable and senior debentures..............    4,000     5,800     8,050    12,900     2,300
Shareholders' equity.............................   59,407    49,691    39,623    35,792    33,077
SELECTED PERFORMANCE RATIOS:
Return on average assets.........................    1.53%     1.48%     1.26%     1.37%     1.42%
Return on average shareholders' equity...........   19.40%    19.87%    18.76%    15.24%    20.83%
Dividend payout ratio............................   21.54%    19.38%    19.85%    23.53%     0.00%
Net interest margin (tax equivalent).............    6.03%     6.10%     5.72%     5.72%     5.81%
ASSET QUALITY RATIOS:
Non-performing loans to total period-end loans...    0.55%     0.87%     0.80%     1.04%     0.60%
Period-end non-performing assets to total
  assets.........................................    0.64%     0.80%     0.72%     1.03%     1.30%
Period-end allowance for credit losses to
  non-performing loans...........................  242.56%   173.38%   221.09%   116.91%   271.80%
Period-end allowance for credit losses to total
  loans..........................................    1.32%     1.50%     1.77%     1.73%     1.64%
Net charge-offs to average loans.................    0.33%     0.23%     0.05%     0.34%     0.18%
LIQUIDITY AND CAPITAL RATIOS:
Average loans to average deposits................   70.40%    68.69%    61.22%    61.31%    60.87%
Period-end shareholders' equity to total
  assets.........................................    7.52%     7.68%     6.62%     6.47%     8.69%
Average shareholders' equity to average assets...    7.89%     7.46%     6.71%     8.99%     6.84%
Period-end Tier 1 capital to risk weighted
  assets(2)......................................   10.27%    10.82%    10.41%     9.75%    13.13%
Period-end total capital to risk weighted
  assets(2)......................................   11.44%    12.07%    11.67%    10.99%    14.38%
Period-end Tier 1 leverage ratio (tangible
  shareholders' equity to total average
  assets)(2).....................................    8.03%     7.66%     6.57%     5.96%     8.69%
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(1) Per share data for all periods and dates have been adjusted retroactively to give effect to the three-for-two split effected as a stock dividend to common shareholders distributed on February 24, 1997.

(2) Calculated in accordance with regulations in effect at December 31, 1996.

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